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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF DELTA AIR LINES, INC.
                             AS OF NOVEMBER 30, 2004

                                                    JURISDICTION OF INCORPORATION OR
NAME OF SUBSIDIARY                                           ORGANIZATION
------------------                                  --------------------------------
Aero Assurance Ltd.                                            Vermont
ASA Holdings, Inc.                                             Georgia
Atlantic Southeast Airlines, Inc.                              Georgia
Comair Holdings, LLC                                           Delaware
Comair, Inc.                                                   Ohio
Comair Services, Inc.                                          Kentucky
Crown Rooms, Inc.                                              Nevada
DAL Aircraft Trading, Inc.                                     Delaware
DAL Global Services, LLC                                       Delaware
DAL Moscow, Inc.                                               Delaware
Delta AirElite Business Jets, Inc.                             Kentucky
Delta Air Lines, Inc. and Pan American World
  Airways, Inc. - Unterstutzungskasse GMBH                     Germany
Delta Air Lines Dublin Limited                                 Ireland
Delta Air Technology, Ltd.                                     United Kingdom
Delta Benefits Management, Inc.                                Delaware
Delta Connection Academy, Inc.                                 Florida
Delta Connection, Inc.                                         Delaware
Delta Corporate Identity, Inc.                                 Delaware
Delta Loyalty Management Services, Inc.                        Delaware
Delta Technology, LLC                                          Georgia
Delta Ventures III, LLC                                        Delaware
Epsilon Trading, Inc.                                          Delaware
Guardant, Inc.                                                 Delaware
Kappa Capital Management, Inc.                                 Delaware
New Sky, Ltd.                                                  Bermuda
Song, LLC                                                      Delaware
TransQuest Holdings, Inc.                                      Delaware

None of Delta's subsidiaries do business under any names other than their corporate names, with the following exceptions:

DAL Global Services, LLC conducts business as DAL Global Services, Inc. in the following states: Alabama, Alaska, Arizona, Arkansas, California, Washington, D.C., Connecticut, Delaware, Florida, Georgia, Hawaii, Illinois, Kentucky, Louisiana, Maryland, Massachusetts, Minnesota, Michigan, Montana, Nebraska, Nevada, New Mexico, New York, North Carolina, Ohio, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah and Virginia.

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DAL Global Services, LLC conducts business as Delta Air Lines Global Services,
Inc. in the state of Indiana.

Delta Technology, LLC conducts business as Delta Technology, Inc. in the following states: Alabama, Connecticut, Hawaii, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New York, North Carolina, North Dakota, Ohio, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Washington D.C., West Virginia and Wisconsin. Delta Technology, LLC conducts business as Delta Air Lines Technology, Inc. in the following states: Alaska, Arizona, Arkansas, California, Colorado, Florida, Indiana, New Jersey, New Mexico, Oklahoma, Virginia and Washington.

Comair Holdings, LLC conducts business as Comair Holdings, Inc. in the state of Kentucky.